UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2024
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Savers Value Village, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State of Incorporation)	001-41733 (Commission File Number)	83-4165683 (I.R.S. Employer Identification Number)
11400 S.E. 6th Street, Suite 125 Bellevue, WA 98004
(Address of principal executive offices and zip code)
(425) 462-1515
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.000001	SVV	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition.
On May 09, 2024, Savers Value Village, Inc. (the “Company”) issued a press release announcing results for the thirteen weeks ended March 30, 2024.
A copy of the press release issued on May 09, 2024 is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.
The information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly stated by specific reference in such a filing.
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 06, 2024, the Board of Directors (the “Board”) of the Company appointed Michael Maher as the Company’s Chief Financial Officer and Treasurer, effective May 13, 2024. Mr. Maher will replace Jay Stasz, the Company’s current Chief Financial Officer and Treasurer. Mr. Stasz’ departure is not the result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company’s accounting practices or financial reporting.
In order to assist with a successful transition, Mr. Stasz has agreed to remain employed by the Company in an advisory role through August 12, 2024. Upon his departure, he will be eligible for the separation benefits provided under his employment agreement.
Mr. Maher, age 50, is a seasoned finance leader, bringing to the Company over 25 years of experience in the retail and consumer sectors. Most recently, Mr. Maher served as Interim Chief Financial Officer at Nordstrom, Inc. from December 2022 to May 2023. Mr. Maher spent over 13 years in various senior finance roles at Nordstrom, including Senior Vice President, Finance and Vice President, Finance (Nordstrom Business Unit) from 2011 to 2020 and Senior Vice President, Chief Accounting Officer from January 2020 to June 2023, and was instrumental in guiding the company through periods of transformation. His extensive finance expertise includes all aspects of business development, financial planning, accounting, reporting, treasury, tax and investor relations. Prior to joining Nordstrom, Mr. Maher served as the Vice President, Retail Division Controller for Longs Drug Stores Corporation, the Assistant Corporate Controller at 24 Hour Fitness, and as a Manager of Assurance and Advisory Services and a Certified Public Accountant with Deloitte & Touche LLP. He holds a Bachelor of Arts in Business Economics from the University of California, Los Angeles.
The Board approved Mr. Maher’s compensation in connection with his appointment as Chief Financial Officer and Treasurer, including an annual base salary of $525,000 and a target annual cash bonus opportunity of seventy-five percent (75%) of his base salary. Mr. Maher will also receive, subject to approval by the Board, an award of $300,000 restricted stock units and $300,000 non-qualified stock options, each of which will vest in equal annual increments over a three-year period. He is expected to enter into the Company’s standard form of executive employment agreement, which upon certain termination events provides for severance benefits including 12 months of salary and health benefits, pro-rated bonus and outplacement services. Mr. Maher is also eligible to participate in the Company’s benefits as may be offered from time to time to other employees.
There are no arrangements between Mr. Maher and any other persons pursuant to which he was appointed to serve as the Company’s Chief Financial Officer and Treasurer. There are no family relationships between Mr. Maher and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 – Regulation FD.
The Company issued a press release announcing the officer changes on May 09, 2024. A copy of that press release is furnished as Exhibit 99.2 to this Current Report and incorporated herein by reference.
The information furnished pursuant to Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Earnings Press Release of Savers Value Village, Inc. dated May 9, 2024
99.2	Press Release of Savers Value Village, Inc. dated May 9, 2024
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVERS VALUE VILLAGE, INC.

Date:	May 09, 2024	By:	/s/ Richard Medway
		Name:	Richard Medway
		Title:	General Counsel, Chief Compliance Officer, Chief Sustainability Officer and Secretary